EXHIBIT 5.2
                                                 ___________, 1998




Baron Capital Properties, L.P.
7826 Cooper Road
Cincinnati, Ohio  45242

Ladies and Gentlemen:

     We have acted as special tax counsel for Baron Capital Properties, L.P., a Delaware Limited Partnership ("Partnership") and Baron Capital Trust, a Delaware Business Trust ("Trust") as the General Partner of the Partnership, in connection with the proposed offering by the Partnership of its Units ("Units"). You have requested our opinions as to the qualification of the Partnership as a partnership for federal income tax purposes and the accuracy of certain tax disclosures made in the ________________________.

     In connection with the opinions expressed herein, we have reviewed (i) the Registration Statement on Form S-4, and the prospectus constituting a part thereof, dated _____________, relating to the issuance of up to $25,000,000 aggregate public offering price of Units of the Partnership, (ii) the Certificate of Limited Partnership of the Partnership, and (iii) the Agreement of Limited Partnership of the Partnership.

     In rendering our opinions, we have also reviewed and relied upon the representations of the General Partner of the Partnership pursuant to an Officer's Certificate of even date herewith and such other documents as we considered necessary or appropriate in rendering the opinions expressed herein.

     In our review of the foregoing documents, we have assumed, with your consent, the accuracy of all information set forth in such documents, the genuiness of all signatures on the documents which we have reviewed, the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies and the legal existence of the Trust and the Partnership. Our opinions are conditioned on the accuracy of the factual statements made in the documents, and on timely and full compliance with the terms of the documents by all relevant parties to such documents. It should be emphasized that although we have no reason to believe that these representations and assumptions are not true, we have not independently attempted to verify them. Any modification of the facts and assumptions underlying these representations may require modification of the opinions expressed herein.



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     It must also be emphasized  that our opinions are rendered  under  existing federal statutes, regulations, rulings, judicial decisions, and interpretations thereof. Specifically, our opinions are based upon existing provisions of the Internal Revenue Code of 1986 as amended ("Code"), together with the existing, proposed, and temporary regulations promulgated under the Code. We caution that the tax law, or the judicial and administrative interpretation thereof, may change in such a manner as to make the conclusions expressed herein no longer accurate.

     Subject to the assumptions, qualifications and conditions set forth herein, it is our opinion that:

     (1) The Partnership will be treated as a partnership for federal income tax purposes and will not be subject to federal income tax as a corporation or an association taxable as a corporation.

     (2) The discussion in the ___________________ under the caption "Federal Income Tax Considerations", to the extent that it discusses matters of law or legal conclusions, fairly summarizes the federal income tax considerations that are likely to be material to a holder of a Partnership Unit.

     This opinion is limited solely to matters of federal tax law discussed herein, is subject to the qualifications and restrictions noted herein and is based upon our understanding of the material facts as stated in the registration statement. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes to the facts stated or assumed in the registration statement, or any subsequent changes in applicable law.

     This opinion is rendered solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to all references to our name in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion may not be used by any other person or for any other purpose without our prior written consent.

                                   Sincerely,

                                   KEATING, MUETHING & KLEKAMP, P.L.L.



                                   BY:  ___________________________________
                                                 Joseph P. Mellen